EXHIBIT 10.4 BENEFICIAL MUTUAL SAVINGS BANK ELECTIVE DEFERRED COMPENSATION PLAN AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2012

BENEFICIAL MUTUAL SAVINGS BANK ELECTIVE DEFERRED COMPENSATION PLAN TABLE OF CONTENTS Page ARTICLE I PURPOSE 1 ARTICLE II DEFINITIONS 2 2.1 401(k) Plan 2 2.2 Basic Contributions 2 2.3 Beneficiary 2 2.4 Board 2 2.5 Code 2 2.6 Committee 2 2.7 Compensation 2 2.8 Deferred Compensation 2 2.9 Deferred Compensation Account 2 2.10 Deferred Compensation Agreement 3 2.11 Disability Retirement 3 2.12 Early Retirement 3 2.13 Effective Date 3 2.14 Eligible Employee 3 2.15 Employee 3 2.16 Employer 3 2.17 Employer Matching Contributions 3 2.18 Employer Profit Sharing Contributions 3 2.19 Entry Date 3 2.20 Hour of Service 3

2.21 Late Retirement 3 2.22 Matching Contribution 4 2.23 Normal Retirement 4 2.24 Participant 4 2.25 Plan Benefit 4 2.26 Plan Year 4 2.27 Profit Sharing Contribution 4 2.28 Salary Reduction Contributions 4 2.29 Separation from Service 4 2.30 Specified Employee 4 2.31 Trust 4 ARTICLE III ELIGIBILITY AND PARTICIPATION 4 3.1 Eligibility 4 i

3.2 Participation 5 3.3 Deferred Compensation Agreements 5 3.4 Performance-Based Compensation 5 ARTICLE IV DEFERRED COMPENSATION ACCOUNT 5 4.1 Deferred Compensation 5 4.2 Employer Matching Contributions 5 4.3 Employer Profit Sharing Contributions 6 4.4 Vesting 6 4.5 Participant-Directed Investment Options 6 4.6 Statement of Account 6 ARTICLE V PLAN DISTRIBUTIONS 7 5.1 Termination Benefits 7 5.2 Retirement and Disability Benefits 7 5.3 Death Benefits 7 5.4 Unforeseeable Emergency Distributions 7 5.5 Election of Form of Benefit Payment 8 5.6 Distribution Elections 8 5.7 Form of Benefit Payments 9 5.8 Withholding for Payroll Taxes 9 5.9 Commencement of Payments 9 5.10 Payment to Guardian 9 5.11 Transition Distribution Elections 9 5.12 Distributions to Specified Employees 10 5.13 Cashouts 10

5.14 Separation from Service Prior to 2009 10 ARTICLE VI ~Heading 1~ BENEFICIARY DESIGNATION 10 6.1 Beneficiary Designation 10 6.2 Amendments 10 6.3 No Beneficiary Designation 10 6.4 Effect of Payment 11 6.5 Death of Beneficiary 11 ARTICLE VII ADMINISTRATION 12 7.1 Committee 12 7.2 Agents 12 7.3 Binding Effect of Decisions 12 7.4 Indemnity of Committee 12 ARTICLE VIII CLAIMS PROCEDURE 13 8.1 Claim 13 ii

8.2 Denial of Claim 13 8.3 Review of Claim 13 8.4 Final Decision 13 ARTICLE IX AMENDMENT, MERGER AND TERMINATION OF PLAN 14 9.1 Amendment of Plan 14 9.2 Merger of Plan 14 9.3 Termination of Plan 14 ARTICLE X MISCELLANEOUS 15 10.1 Unfunded Plan 15 10.2 Unsecured General Creditor 15 10.3 Nonassignability 15 10.4 Not a Contract of Employment 15 10.5 Participant Cooperation 15 10.6 Terms 15 10.7 Captions 15 10.8 Governing Law 16 10.9 Validity 16 10.10 Notice 16 10.11 Successors 16 10.12 Prohibition on Acceleration of Payments 16 iii

BENEFICIAL MUTUAL SAVINGS BANK ELECTIVE DEFERRED COMPENSATION PLAN AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2012 ARTICLE I PURPOSE The purpose of this Elective Deferred Compensation Plan (hereinafter referred to as the “Plan”) is to permit a select group of management or highly compensated employees of Beneficial Mutual Savings Bank and its affiliates as described herein (the “Employer”) to elect to defer compensation and to provide for the distribution of benefits at the time and in the manner described herein. The Plan is designed to allow these employees to maximize their ability to save on a tax-deferred basis and providing such key employees those benefits that would have been available under the Beneficial Mutual Savings Bank Employees’ Savings and Stock Ownership Plan but have been curtailed by application of - - (a) the limitation on elective deferral contributions under the Plan or under Section 402(g) of the Code; (b) the limitation on compensation taken into account under a qualified plan under Section 401(a)(17) of the Code; (c) the limitation on annual additions to qualified retirement plans under Section 415(c) of the Code; and (d) the nondiscrimination testing requirements under Section 401(k) and (m) of the Code. The Plan is intended to constitute a nonqualified deferred retirement plan which, in accordance with ERISA §§ 201(2), 301(a)(3) and 401(a)(1), is “unfunded and maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.” This Plan was amended and restated, effective as of January 1, 2009, to conform to the requirements of Section 409A of the Code and the regulations issued thereunder. This Plan is hereby further amended and restated, effective as of January 1, 2012, to allow for greater flexibility with respect to non-elective contributions made by the Employer on behalf of participating employees. This amended and restated Plan shall apply to amounts deferred (including earnings thereon) by a Participant after December 31, 2004. Amounts deferred by a Participant prior to January 1, 2005, including earnings thereon, shall be governed by the terms of the Plan in effect on December 31, 2004. 1

ARTICLE II DEFINITIONS For the purposes of this Plan, the following words and phrases shall have the meanings indicated, unless the context clearly indicates otherwise: 2.1 401(k) Plan. “401(k) Plan” means the Beneficial Mutual Savings Bank Employees’ Savings and Stock Ownership Plan, as sponsored by Beneficial Mutual Savings Bank, or any successor plan thereto providing a cash or deferred arrangement described in Section 401(k) of the Code in which the Participants in this Plan also participate and which is sponsored by the Employer. 2.2 Basic Contributions. “Basic Contributions” shall have the same meaning as the definition of the term in the 401(k) Plan. 2.3 Beneficiary. “Beneficiary” means the person, persons, or entity designated by the Participant to receive any amounts payable from the Participant’s Deferred Compensation Account after the Participant’s death. 2.4 Board. “Board” means the Board of Trustees of Beneficial Mutual Savings Bank. 2.5 Code. “Code” means the Internal Revenue Code of 1986, as amended from time to time. 2.6 Committee. “Committee” means those individuals appointed by Beneficial Mutual Savings Bank to administer this Plan. 2.7 Compensation. “Compensation” means the total compensation paid by the Employer to a Participant during the Plan Year, including bonuses and amounts not includable in income by reason of a Participant’s agreement to defer Compensation under the terms of this Plan or a Participant’s election under a cash or deferred arrangement under Section 401(k) of the Code or a cafeteria plan described in Section 125 of the Code. 2.8 Deferred Compensation. “Deferred Compensation” means the amount of Compensation not yet earned which the Participant and the Employer mutually agree shall be deferred pursuant to a Deferred Compensation Agreement in accordance with the provisions of this Plan. 2.9 Deferred Compensation Account. “Deferred Compensation Account” means the individual account maintained in a Rabbi Trust established and maintained by the Employer to which Deferred Compensation, Employer Matching Contributions and Employer Profit Sharing Contributions for each Participant are credited, and to which interest, dividends, and investment gains are added to the account and the amount of any distributions, investment loses, and expenses are deducted from the account. 2

2.10 Deferred Compensation Agreement. “Deferred Compensation Agreement” means the agreement between the Employer and the Employee to defer Compensation under the terms of the Plan. 2.11 Disability Retirement. “Disability Retirement” means that the Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Employees of the Employer. 2.12 Early Retirement. “Early Retirement” means retirement from service with the Employer which becomes effective on the first day of the month immediately following the Plan Year quarter during which the Participant attains age 55. 2.13 Effective Date. “Effective Date” of this amended and restated Plan means January 1, 2012. The Effective Date of the original Plan was October 1, 1996. 2.14 Eligible Employee. “Eligible Employee” means a highly compensated employee or a select member of management who the Compensation Committee of the Board of Directors of Beneficial Mutual Bancorp, Inc. determines is eligible to participate in the Plan. 2.15 Employee. “Employee” means an individual employed as a common law employee of the Employer. 2.16 Employer. “Employer” means Beneficial Mutual Savings Bank, having its principal place of business in the Commonwealth of Pennsylvania including all members of the controlled group of corporations or trades or businesses under common control as defined under Code Section 414(b) and (c) respectively, or any successors to the business thereof. 2.17 Employer Matching Contributions. “Employer Matching Contribution” means the contributions, if any, that are credited to the Participant’s Deferred Compensation Account in accordance with the matching contribution provisions of the Plan. 2.18 Employer Profit Sharing Contributions. “Employer Profit Sharing Contributions” means the contributions, if any, that are credited to the Participant’s Deferred Compensation Account in accordance with the profit sharing contribution provisions of the Plan. 2.19 Entry Date. “Entry Date” means the date on which an Employee becomes an Eligible Employee. 2.20 Hour of Service. “Hour of Service” shall have the same meaning as the definition of the term in the 401(k) Plan. 2.21 Late Retirement. “Late Retirement” means retirement from service with the Employer after the Participant has attained age 65 which becomes effective on the first 3 day of the month immediately following the Plan Year quarter during which the Participant retires from service with the Employer. 2.22 Matching Contribution. “Matching Contribution” (but not “Employer Matching Contribution”) shall have the same meaning as the definition of the term in the 401(k) Plan. 2.23 Normal Retirement. “Normal Retirement” means retirement from service with the Employer which becomes effective on the first day of the month immediately following the Plan Year quarter during which the Participant attains age 65. 2.24 Participant. “Participant” means any individual who is participating or has participated in this Plan. 2.25 Plan Benefit. “Plan Benefit” means the benefit payable to a Participant as determined in accordance with the provisions of this Plan. 2.26 Plan Year. “Plan Year” means the twelve (12) consecutive month period beginning January 1 and ending December 31. 2.27 Profit Sharing Contribution. “Profit Sharing Contribution” (but not “Employer Profit Sharing Contribution”) shall have the same meaning as the definition of the term in the 401(k) Plan. 2.28 Salary Reduction Contributions. “Salary Reduction Contribution” shall have the same meaning as the definition of the term in the 401(k) Plan. 2.29 Separation from Service. “Separation from Service” or “Separates from Service” means the severance of a Participant’s employment as determined in accordance with Section 409A of the Code. 2.30 Specified Employee. “Specified Employee” means an Employee who, as of the date of the Employee’s Separation from Service is a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of the Employer, but only if any stock of the Employer is publicly-traded on an established securities market or otherwise. 2.31 Trust. “Trust” means the Rabbi Trust established and maintained by the Employer for the purpose of accepting contributions under the Plan and to which interest, dividends, and investment gains are added and from which the amount of any distributions, investment losses, and expenses are deducted. ARTICLE III ELIGIBILITY AND PARTICIPATION 3.1 Eligibility. Participation in this Plan is limited to those Employees who are Eligible Employees. 4

3.2 Participation. Participation in the Plan shall commence on the date that an Eligible Employee executes a Deferred Compensation Agreement in the form and manner described in Section 3.3 or, if later, the date as of which the Employer first determines that an Employer Matching Contribution or an Employer Profit Sharing Contribution shall be credited to the Eligible Employee’s Deferred Compensation Account. In the first Plan Year in which an Employee becomes an Eligible Employee, the Eligible Employee may execute a Deferred Compensation Agreement with respect to Compensation paid for services to be performed in that Plan Year subsequent to execution of that Agreement provided that the Deferred Compensation Agreement is executed within 30 days after the date that the Employee became an Eligible Employee. In all other instances, Deferred Compensation Agreements shall be executed before the beginning of the Plan Year in which the Compensation is payable. Participation in this Plan is not predicated on participation in the 401(k) Plan. 3.3 Deferred Compensation Agreements. A Deferred Compensation Agreement shall be effective as of the first day of the payroll period beginning immediately following the first day of the Plan Year or the first day of the payroll period beginning immediately following the Entry Date. A Deferred Compensation Agreement will remain in effect for the initial Plan Year and each Plan Year thereafter. A Deferred Compensation Agreement may not be changed with respect to the Plan Year. Any modification or revocation of a Deferred Compensation Agreement shall only be effective beginning with the Plan Year following the Plan Year in which the modification or revocation is made. 3.4 Performance-Based Compensation. In the case of any performance-based compensation, within the meaning of Section 409A of the Code, that is based upon a performance period of at least 12 months, an Eligible Employee may make a separate Deferred Compensation Agreement with respect to such compensation no later than the date that is six months before the end of the performance period, provided that the Eligible Employee performs services continuously from a date no later than the date upon which the performance criteria are established through a date no earlier than the Deferred Compensation Agreement with respect with such compensation. In no event shall a Deferred Compensation Agreement be effective with respect to performance-based compensation if it made after such compensation has become substantially certain to be paid and readily accertainable. ARTICLE IV DEFERRED COMPENSATION ACCOUNT 4.1 Deferred Compensation. The amount of Compensation that a Participant elects to defer pursuant to a properly executed Deferred Compensation Agreement shall be made by payroll deduction and credited to the Participant’s Deferred Compensation Account as the non-deferred compensation becomes payable. 4.2 Employer Matching Contributions. For each Plan Year, the Employer will contribute an Employer Matching Contribution on behalf of each Participant who is employed by the Employer on the last day of the Plan Year and has completed at least 5

1,000 Hours of Service during the Plan Year in an amount equal to the excess of (a) the maximum Matching Contribution which could have been allocated to the Participant under the 401(k) Plan, without regard to the level of the Participant’s Salary Reduction Contributions to the 401(k) Plan for the Plan Year, but for the limitations set forth in Sections 401(a)(17), 401(k), 401(m) and 415(c) of the Code, over (b) the maximum Matching Contribution which could have been allocated to the Participant under the 401(k) Plan, without regard to the level of the Participant’s Salary Reduction Contributions to the 401(k) Plan. The amount of such Employer Matching Contribution will be credited to the Participant’s Deferred Compensation Account. 4.3 Employer Profit Sharing Contributions. For each Plan Year, the Employer will contribute an Employer Profit Sharing Contribution on behalf of each Participant who is employed by the Employer on the last day of the Plan Year and has completed at least 1,000 Hours of Service during the Plan Year in an amount equal to the excess of (a) the sum of the Basic Contribution and Profit Sharing Contribution which would have been allocated to the Participant under the 401(k) Plan but for the limitations set forth in Sections 401(a)(17) and 415(c) of the Code, over (b) the sum of the Basic Contribution and Profit Sharing Contribution actually allocated to the Participant under the 401(k) Plan for the Plan Year. The amount of such Employer Profit Sharing Contribution will be credited to the Participant’s Deferred Compensation Account. 4.4 Vesting. A Participant will always be 100% vested in the account balance of his Deferred Compensation Account. However, all funds placed in the Rabbi Trust by the Employer will still be subject to the claims of the Employer’s creditors. Participants have no beneficial ownership in or preferred claim on their Deferred Compensation Accounts until actual payment. The rights of Participants are those of an unsecured general creditor of the Employer as described in Section 10.2 of this Plan. 4.5 Participant-Directed Investment Options. Each Participant shall have the opportunity to direct the investment of his Deferred Compensation Account among the investment options selected by the Committee in multiples of 1%. Transfers among investment options may be made on a quarterly basis throughout the Plan Year, to be effective as soon as administratively feasible. The right to direct investment options shall in no way be interpreted to give the Participant any greater claim to those funds so directed than that which has been granted to the Participant by the terms of this Plan and, specifically, Section 4.4 above. 4.6 Statement of Account. The Committee shall submit to each Participant, within thirty (30) days after the close of each calendar quarter and at such other time as determined by the Committee, a statement setting forth the balance to the credit of the Deferred Compensation Account maintained for a Participant. 6

ARTICLE V PLAN DISTRIBUTIONS 5.1 Termination Benefits. The Employer shall pay a Plan Benefit equal to the amount of the Participant’s Deferred Compensation Account to each Participant who Separates from Service prior to Early Retirement. Except as provided in Section 5.12, the Plan Benefit shall be paid in a lump sum as soon as practicable following the Participant’s Separation from Service, but not later than the last day of the calendar year in which the Participant Separates from Service or, if later, by the 15th day of the third calendar month following the Participant’s Separation from Service. A Participant shall not be permitted, directly or indirectly, to designate the taxable year of the payment. 5.2 Retirement and Disability Benefits. The Employer shall pay a Plan Benefit equal to the amount of the Participant’s Deferred Compensation Account to each Participant who Separates from Service on account of Disability, Early, Normal, or Late Retirement in accordance with this Article V. 5.3 Death Benefits. Upon the death of a Participant, the Employer shall pay to the Participant’s Beneficiary an amount determined as follows: (a) If the Participant dies after Separation from Service with the Employer, the amount payable shall be equal to the remaining unpaid balance of the Participant’s Deferred Compensation Account. Benefits shall be paid in a lump sum to his Beneficiary, except as otherwise elected by the Participant in accordance with this Article V. (b) If the Participant dies prior to Separation from Service with the Employer, the amount payable shall be the Participant’s Deferred Compensation Account balance at the time death occurs. Prior to his death, a Participant may elect, in accordance with Section 5.6, that death benefits be paid to his Beneficiary in a form described in Section 5.7. If the Participant does not elect a form of payment, benefits shall be paid in a lump sum to his Beneficiary. 5.4 Unforeseeable Emergency Distributions. Upon a finding that a Participant has suffered an unforeseeable emergency, the Committee may, in its sole discretion, allow a distribution from the Participant’s Deferred Compensation Account prior to the time specified for payment of benefits under the Plan. An “unforeseeable emergency” is a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, Beneficiary or dependent (as defined in Section 152 of the Code without regard to Section 152(b)(1), (b)(2) and (d)(1)(B)); loss of the Participant’s property due to casualty (including the need to rebuild a home following damage not otherwise covered by insurance); or other similar or unforeseeable circumstances arising as a result of events beyond the control of the Participant. A distribution on account of an unforeseeable emergency may not be made to the extent that such emergency is or may be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the 7

Participant’s assets, to the extent the liquidation of such assets would not cause severe financial hardship, or by cessation of deferrals under the Plan. A distribution because of an unforeseeable emergency must be limited to the amount reasonably necessary to satisfy the emergency need (which may include amounts necessary to pay any federal, state, local or foreign income taxes or penalties reasonably anticipated to result from the distribution). Following an emergency distribution, a Participant’s Deferred Compensation Agreement will be canceled and no further Compensation may be deferred for the remainder of the Plan Year. 5.5 Election of Form of Benefit Payment. With respect to a Participant who retires at Early, Normal or Late Retirement, Plan Benefits shall be paid in one of the forms provided in Paragraph 5.7 as elected by the Participant in accordance with Sections 5.6 or 5.11. A Participant who fails to elect the form of benefit payment shall be deemed to have elected a Plan Benefit in the form of a lump-sum payment. The Participant’s form of benefit election shall be irrevocable, unless the Participant changes his election in accordance with Section 5.6. With respect to a Participant who Separates from Service prior to Early, Normal or Late Retirement, Plan Benefits shall be paid in a lump sum. 5.6 Distribution Elections. Except as provided in Section 5.11, a Participant shall elect the form and time of distribution of his Plan Benefit not later than the date by which the Participant makes his initial election to defer Compensation under the Plan or, if later, the 30th day after the date as of which the Employer first determines that an Employer Matching Contribution or an Employer Profit Sharing Contribution shall be credited to the Participant’s Deferred Compensation Account. A Participant shall be entitled to elect the form of payment of his Plan Benefit that is payable upon the Participant’s Separation from Service after Early, Normal or Late Retirement. A Participant may elect that his Plan Benefit be paid in a form listed in Section 5.7. A Participant shall also be entitled to elect the form of payment to his Beneficiary in the event of the Participant’s death. If the Participant does not elect a form of payment, benefits shall be paid in a lump sum. A Participant may elect to change his distribution election provided that such election change satisfies (a) through (c) below: (a) The election change may not take effect until at least 12 months after the date on which such election is made. (b) In the case of an election related to a payment that is not on account of Disability or death, the payment with respect to such election is made must be deferred for period of not less than five years from the date such payment would otherwise have been paid (or in the case of installment payments, five years from the date the first installment is scheduled to be paid). (c) Any election related to a payment at a specified time or pursuant to a fixed schedule may not be made less than 12 months prior to the date the payment is scheduled to be paid (or in the case of installment payments, 12 months prior to the date of the first installment scheduled to be paid). 8

5.7 Form of Benefit Payments. (a) Monthly installments, either (i) over the Participant’s or Beneficiary’s life expectancy, whichever is applicable, or (ii) over a period certain equal to the number of years specified by the Participant. Payments that are made over a life expectancy period shall be calculated in the same manner that is prescribed by Treasury Regulations Section 1.401(a)(9)-l through 1.401(a)(9)-9 for determining minimum required distributions and by using the Single Life Table set forth in Section 1.401(a)(9)-9 of the Regulations. Payments that are made over a periodic certain shall be calculated each Plan Year by multiplying the value of the Participant’s Deferred Compensation Account as of the end of the prior Plan Year by a fraction, the numerator of which is one and the denominator of which is the number of years that remain in the period certain elected by the Participant. (b) A lump-sum payment. 5.8 Withholding for Payroll Taxes. The Employer shall withhold from Plan Benefits any income or employment taxes required to be withheld from a Participant’s wages. 5.9 Commencement of Payments. Except as elected by a Participant in accordance with Sections 5.6 or 5.11 or as provided by Section 5.12, payment of benefits shall commence as soon as practicable after the occurrence of the distributable event for which a Participant or Beneficiary becomes eligible to receive a Plan Benefit, but not later than the last day of the Plan Year in which such event occurs or, if later, by the 15th day of the third calendar month following the occurrence of such event. A Participant or a Beneficiary shall not be permitted, directly or indirectly, to designate the taxable year in which payments shall commence. 5.10 Payment to Guardian. If a Plan Benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of property, the Committee may direct payment of such Plan Benefit to the guardian, legal representative or person having the care and custody of such minor or incompetent person. The Committee may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the Plan Benefit. Such distribution shall completely discharge the Committee and the Employer from all liability with respect to such Plan Benefit. 5.11 Transition Distribution Elections. Notwithstanding anything in the Plan to the contrary, a Participant may make a distribution election on or before December 31, 2008, with respect to both the time and form of payment of Plan Benefits that are payable upon the Participant’s Early, Normal or Late Retirement or upon death. With respect to any such election, the election may only apply to an amount that would not otherwise be payable in 2008 and may not cause an amount to be paid in 2008 that would not otherwise be payable in 2008. Such election may specify the form of 9 benefit payment in accordance with Section 5.7 as well as the timing of when such benefit payments shall commence. 5.12 Distributions to Specified Employees. In the case of a Participant who is a Specified Employee on the date of his Separation from Service, no distribution shall be made to the Participant before the date which is six months after the date of such Separation from Service, except in the case of the Participant’s death or Disability. 5.13 Cashouts. Notwithstanding anything in the Plan to the contrary and notwithstanding the Participant’s distribution election, a mandatory lump sum payment shall be made to the Participant or to his Beneficiary (in the case of the death of the Participant) if the value of the Participant’s Plan Benefit is not greater than the applicable dollar amount under Section 402(g)(1)(B) of the Code. A mandatory lump sum payment shall result in the termination and liquidation of the entirety of the Participant’s interest under the Plan, including all agreements, methods, programs or other arrangements with respect to which the deferrals of compensation are treated as having been deferred under a single non-qualified deferred compensation plan under Section 1.409A-1(c)(2) of the Income Tax Regulations. Such lump sum payment shall be made as soon as practicable after the occurrence of the distributable event for which a Participant or Beneficiary becomes eligible to receive a Plan Benefit, but not later than the last day of the Plan Year in which such event occurs or, if later, by the 15th day of the third calendar month following the occurrence of the event. A Participant or Beneficiary shall not be permitted, directly or indirectly, to designate the taxable year in which such payment shall be made. 5.14 Separation from Service Prior to 2009. If a Participant separated from service prior to 2009 and has not commenced benefits by December 31, 2008, payment of benefits shall be made in a lump sum not later than December 31, 2009. ARTICLE VI BENEFICIARY DESIGNATION 6.1 Beneficiary Designation. Each Participant shall have the right, at any time, to designate any person or persons as his Beneficiary or Beneficiaries (both primary and contingent) to whom payment under this Plan shall be paid in the event of death prior to complete distribution of the Participant’s Plan Benefit. Each beneficiary designation shall be in a written form prescribed by the Committee and will be effective only when filed with the Committee during the Participant’s lifetime. 6.2 Amendments. Any Beneficiary designation may be changed by a Participant without the consent of any designated Beneficiary by the filing of a new Beneficiary Designation with the Committee. The filing of a new Beneficiary Designation form will cancel all Beneficiary Designations previously filed. 6.3 No Beneficiary Designation. If any Participant fails to designate a Beneficiary in the manner provided above, or if the Beneficiary designated by a deceased Participant predeceases the Participant, the Committee, shall direct the Employer to distribute such 10

Participant’s Plan Benefit (or the balance thereof) in the following order of priority: (a) to the Participant’s surviving spouse, if any; or (b) if the Participant shall have no surviving spouse, then to the Participant’s surviving children in equal shares; or (c) if the Participant shall have no surviving spouse or children, then to the Participant’s estate; or (d) in the absence of an estate, in accordance with the intestate statute of the Participant’s domicile. 6.4 Effect of Payment. Payment to the Beneficiary or as provided in Section 6.3 above, shall completely discharge Employer’s obligations under this Plan. 6.5 Death of Beneficiary. Following commencement of payment of Plan Benefit to the Beneficiary, if the Beneficiary dies before receiving a complete distribution of the Plan Benefit, the Committee shall direct the Employer to distribute the balance of such Plan Benefit in a lump sum; (a) as designated by the Beneficiary in a written form prescribed by the Committee which is effective only when filed with the Committee during the Beneficiary’s lifetime; or (b) if the Beneficiary shall not have made such designation, then to the Beneficiary’s estate. 11

ARTICLE VII ADMINISTRATION 7.1 Committee. This Plan shall be administered by the Committee. Members of the Committee may be Participants under the Plan. 7.2 Agents. The Committee may appoint an individual to be the Committee’s agent with respect to the day-to-day administration of the Plan. In addition, the Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Employer. 7.3 Binding Effect of Decisions. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and binding upon all persons having any interest in the Plan. 7.4 Indemnity of Committee. The Employer shall indemnify and hold harmless each of the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan, except in the case of gross negligence or willful misconduct by such members of the Committee. 12

ARTICLE VIII CLAIMS PROCEDURE 8.1 Claim. Any person claiming a Plan Benefit shall present the request in writing to the Committee which shall respond in writing as soon as practicable. 8.2 Denial of Claim. If the claim is denied, the written notice of denial shall be made within ninety (90) days of the date of receipt of such claim or request by the Committee and shall state: (a) The reason for denial, with specific reference to the Plan provisions on which the denial is based. (b) A description of any additional material or information required and an explanation of why it is necessary. (c) An explanation of the Plan’s claim review procedure. 8.3 Review of Claim. Any person whose claim or request is denied or who has not received a response within ninety (90) days may request review by notice given in writing to the Committee within sixty (60) days of receiving a response or one hundred fifty (150) days from the date the claim was received by the Committee. The claim or request shall be reviewed by the Committee who may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing. 8.4 Final Decision. The decision on review shall normally be made within sixty (60) days after the Committee’s receipt of a request for review. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time for the extension shall be limited to one hundred twenty (120) days after the Committee’s receipt of a request for review. The decision shall be in writing and shall state the reasons and relevant Plan provisions. All decisions on review shall be final and bind all parties concerned. 13

ARTICLE IX AMENDMENT, MERGER AND TERMINATION OF PLAN 9.1 Amendment of Plan. The Board may at any time amend the Plan in whole or in part, provided, however, that no amendment shall be effective to decrease or restrict any Deferred Compensation Account maintained pursuant to any existing Deferred Compensation Agreement under the Plan. 9.2 Merger of Plan. The Board may at any time merge the Plan and its related Trust into another non- qualified plan maintained by the Employer or any member of a controlled group of corporations or trades or businesses under common control as defined in Code Section 414(b) or (c), respectively. 9.3 Termination of Plan. The Board may at any time terminate the Plan if in its judgment, the tax, accounting, or other effects of the continuance of the Plan, or potential payments thereunder would not be in the best interests of the Employer, provided that the termination and liquidation of the Plan occur in accordance with the requirements of Treasury Regulation Section 1.409A-3(j)(4)(ix)(A), (B), (C) or (D), as applicable, in which case the value of each Participant’s Deferred Compensation Account shall be paid to him or her (or his or her Beneficiary, if applicable) in a single lump sum. 14

ARTICLE X MISCELLANEOUS 10.1 Unfunded Plan. This Plan is intended to be an unfunded plan that is maintained primarily to provide deferred compensation benefits for a select group of management employees or highly compensated employees. This Plan is not intended to create an investment contract, but to provide tax deferral opportunities and retirement benefits to Eligible Employees who have elected to participate in the Plan. 10.2 Unsecured General Creditor. Employer’s obligation under the Plan shall be merely that of an unfunded and unsecured promise of Employer to pay money in the future. Under the provisions of this Plan, Participants’ rights will be those of unsecured general creditors of the Employer. 10.3 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or separation for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or an other person’s bankruptcy or insolvency. 10.4 Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Employer and the Participant, and the Participant (or the Participant’s Beneficiary) shall have no rights against the Employer except as may otherwise be specifically provided herein. Moreover, nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Employer or to interfere with the right of the Employer to discipline or discharge the Participant at any time. 10.5 Participant Cooperation. A Participant will cooperate with the Employer by furnishing any and all information requested by the Employer in order to facilitate the payment of benefits hereunder and such other action as may be requested by the Employer. 10.6 Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply. 10.7 Captions. The captions of articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions. 15

10.8 Governing Law. The provisions of this Plan shall be construed and interpreted according to the laws of the Commonwealth of Pennsylvania. 10.9 Validity. In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein. 10.10 Notice. Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to any member of the Committee or the President of the Employer. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of three (3) days following the date shown on the postmark or on the receipt for registration or certification. 10.11 Successors. The provisions of this Plan shall bind and inure to the benefit of the Employer and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Employer, and successors of any such corporation or other business entity. 10.12 Prohibition on Acceleration of Payments. Except as provided by Section 409A of the Code and the regulations thereunder, the Plan shall not permit the acceleration of the time or schedule of any payment or amount scheduled to be paid pursuant to the terms fo the Plan, and no accelerated payment may be made whether or not provided for under the terms of the Plan. IN WITNESS WHEREOF, and pursuant to resolution of the Board of Trustees of the undersigned corporation, such corporation has caused this amended and restated Plan to be executed by its duly authorized officers, effective as of January 1, 2012, on this 20th day of December, 2012. ATTEST: BENEFICIAL MUTUAL SAVINGS BANK /s/ William J. Kline, Jr. By: /s/ Thomas D. Cestare 16

AMENDMENT TO THE BENEFICIAL MUTUAL SAVINGS BANK ELECTIVE DEFERRED COMPENSATION PLAN AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2012 This amendment is adopted by the Board of Trustees (the "Board") of Beneficial Bank (the "Bank") on February 14, 2019. WHEREAS, the Bank adopted the Beneficial Mutual Savings Bank Elective Deferred Compensation Plan, as amended and restated effective as of January 1, 2012, ("Plan") to permit a select group of management or highly compensated employees of the Bank and its affiliates to elect to defer compensation; and WHEREAS, the Bank desires to amend the Plan to clarify the rights of any successor to the Bank; and WHEREAS, Section 9.1 of the Plan provides that the Plan may be amended or modified from time to time by the Board. NOW, THEREFORE, the Board hereby amends the Plan as follows: FIRST CHANGE Section 2.6 is amended to read as follows: 2.6 Committee. "Committee" means those individuals appointed by Beneficial Mutual Savings Bank or any successor to the Bank by merger, purchase of stock or assets, or otherwise to administer this Plan. SECOND CHANGE Section 9.1 is amended to read as follows: 9.1 Amendment of Plan. The Board or any successor to the Board by merger, purchase of stock or assets, or otherwise may at any time amend the Plan in whole or in part, provided, however, that no amendment shall be effective to decrease or restrict any Deferred Compensation Account maintained pursuant to any existing Deferred Compensation Agreement under the Plan. * * * *

IN WITNESS WHEREOF, the Bank has caused this Amendment to be executed by its duly authorized officer on the 21 day of February, 2019. BENEFICIAL BANK /s/ Thomas Cestare For the Board of Trustees

AMENDMENT TO THE BENEFICIAL MUTUAL SAVINGS BANK ELECTIVE DEFERRED COMPENSATION PLAN AS AMENDED AND RESTATED This amendment is adopted by the Board of Directors (the “Board”) of Wilmington Savings Fund Society, FSB (the “Bank”). WHEREAS, on March 1, 2019, WSFS Financial Corporation and the Bank acquired Beneficial Bancorp, Inc. and its wholly owned subsidiary, Beneficial Bank, in transactions pursuant to which Beneficial Bank merged into the Bank, with the Bank continuing as the surviving entity (the “Merger”); WHEREAS, immediately prior to the Merger Beneficial Bank maintained the Beneficial Mutual Savings Bank Elective Deferred Compensation Plan, as amended and restated (the “Plan”), and, in connection with the Merger, the Bank assumed sponsorship of the Plan effective as of the closing of the Merger; and WHEREAS, the Board wishes to amend the Plan in connection with the Merger, so that as of the effective time of the Merger, the Human Capital Management Department of Wilmington Savings Fund Society, FSB shall serve as plan administrator; and WHEREAS, Section 9.1 of the Plan provides that the Plan may be amended or modified from time to time by the Board, as successor to the Board of Trustees of Beneficial Bank, provided, however, that no amendment shall be effective to decrease or restrict any Deferred Compensation Account maintained pursuant to any existing Deferred Compensation Agreement under the Plan. NOW, THEREFORE, the Board hereby amends the Plan as follows, effective as of the effective time of the Merger: Effective as of the effective time of the Merger, Section 2.6 is amended to read as follows: 2.6 Committee. “Committee” means the plan administrator, and includes the Human Capital Management Department of Wilmington Savings Fund Society, FSB. * * * *

IN WITNESS WHEREOF, the Bank has caused this amendment to be executed by its duly authorized officer. WILMINGTON SAVINGS FUND SOCIETY, FSB /s/ Rodger Levenson Duly Authorized Officer